Exhibit 99.1

CONTACT:

John M. Hyre

Investor and Public Relations

330-258-6080

ROADWAY AND YELLOW TO HOST INVESTOR MEETING IN NYC ON DECEMBER 10

AKRON, Ohio – December 3, 2003 – Roadway Corporation (NASDAQ: ROAD) (Roadway) and Yellow Corporation (NASDAQ: YELL) (Yellow) will host a meeting for investors and analysts on December 10, 2003 at 4:30 p.m. EST. The meeting will be held at the Sofitel Hotel, Grand Ballroom, 45 West 44th Street in New York City.

An update on the pending acquisition of Roadway by Yellow, along with an initial outlook for 2004, will be provided by Bill Zollars, Chairman, President and CEO of Yellow, Jim Staley, President and CEO of Roadway, and Don Barger, Senior Vice President and CFO of Yellow. A question and answer session will follow management comments.

The presentation and webcast can be accessed at www.yellowcorp.com, www.roadwaycorp.com or www.yellowroadwayinformationcenter.com. In addition, interested parties can listen to the presentation by dialing 800-289-0493, passcode 622562. A replay of the meeting will be available beginning at 9:30 p.m. EST on December 10 by dialing 888-203-1112, with passcode 622562.

The pending acquisition of Roadway by Yellow is expected to close on December 11, 2003. This closing date assumes that stockholders of both companies approve merger-related matters at the special stockholders’ meetings on December 9, 2003, and that all other conditions to the merger will be satisfied at the closing.

Note: This release contains, and other statements that we may make may contain, forward looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for revenue, earnings or other future financial or business performance, strategies, expectations and goals. All statements that are not historical statements of fact are “forward-looking statements” and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements include all comments relating to our beliefs and expectations as to future events and trends affecting our business, results of operations and financial condition. We intend for the words “believes,” “anticipates,” “expects,” “intends,” “plans,” “continues,” “projects,” and similar expressions to identify forward-looking statements. The risks and uncertainties include, among others, variable factors such as capacity and rate levels in the motor freight industry; fuel prices; the impact of competition; the state of the national economy; the success of our operating plans, including our ability to manage growth and control costs; labor relations matters; and, uncertainties concerning the impact terrorist activities may have on the economy and the motor freight industry. We have based these forward-looking statements on management’s analysis about future events only as of the date of this press release. We undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries. In addition to the disclosure contained in this document, you should carefully review the risks and uncertainties contained in other documents Roadway Corporation files from time to time with the Securities and Exchange Commission. Those documents are accessible on the SEC’s website at www.sec.gov and through our website at www.roadwaycorp.com.

Included in the Dow Jones Transportation Average, Roadway Corporation (NASDAQ: ROAD), is a holding company dedicated to leveraging opportunities to expand the transportation-related service offerings available to customers through the Roadway portfolio of strategically linked transportation companies. Roadway Corporation’s principal subsidiaries include Roadway Express and Roadway Next Day Corporation. Roadway Express is a leading ISO and C-TPAT/PIP and FAST certified transporter of industrial, commercial and retail goods in the two- to five-day regional and long-haul markets. Roadway Express provides seamless service throughout all 50 states, Canada, Mexico and Puerto Rico including export/import services for more than 100 countries worldwide.

Roadway Express owns Reimer Express Lines in Canada and Mexican-based Roadway Express, S.A. de C.V. Roadway Next Day Corporation is a holding company focused on business opportunities in the shorter-haul regional and next-day markets. Roadway Next Day Corporation owns New Penn Motor Express, a next-day, ground less-than-truckload carrier of general commodities serving twelve states in the Northeastern United States, Quebec, Canada and Puerto Rico, with links to the Midwest and Southeast United States and Ontario, Canada. For additional information, contact Roadway Corporation at www.roadwaycorp.com.

Yellow Corporation, a Fortune 500 company, is a holding company that through wholly owned operating subsidiaries offers its customers a wide range of asset and non-asset-based transportation services integrated by technology. Its largest subsidiary, Yellow Transportation, offers a full range of regional, national and international services for the movement of industrial, commercial and retail goods. Meridian IQ is a non-asset global transportation management company that plans and coordinates the movement of goods worldwide. Yellow Technologies provides innovative technology solutions and services exclusively for Yellow Corporation companies. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 23,000 people.

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